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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 4,000 shares of Pacific Northwest Bancorp's common stock under the Pacific Northwest Bancorp 2003 Long-Term Stock Incentive Plan of our report dated January 31, 2003, with respect to the consolidated financial statements of Pacific Northwest Bancorp included in its Annual Report (Form 10-K) for the year ended December 31, 2002.

Seattle, Washington
July 1, 2003

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  Exhibit 23.1
Consent of Ernst & Young LLP, Independent Auditors